EXHIBIT 10.6

M A S T E R   S E R V I C E S   A G R E E M E N T

THIS AGREEMENT is entered into BY and BETWEEN

ImVisioN GmbH, a company duly existing and organised under the laws of the Federal Republic of Germany and having its registered offices at Feodor-Lynen-Str. 5, 30625 Hannover, Federal Republic of Germany

- hereinafter referred to as "SPONSOR" -

and

Institut für klinische Forschung und Entwicklung (IKFE) GmbH, a company duly existing and organised under the laws of the Federal Republic of Germany and having its registered offices at Parcussstraße 8, 55116 Mainz, Federal Republic of Germany

- hereinafter "IKFE" -

WHEREAS,	SPONSOR intends to conduct a clinical development program for a vaccine for desensitization of patients with cat dander allergies based on its proprietary MAT- technology

WHEREAS,	IKFE offers services as
  a contract research organisation, hereinafter CRO IKFE
  a central laboratory, hereinafter LABORATORY
  a clinical site for occasional study purposes, hereinafter CLINIC a regulatory group, hereinafter REGULATORY

WHEREAS, SPONSOR wishes to contract services offered by IKFE and IKFE is willing and able to perform the services contracted by SPONSOR.

NOW, THEREFORE, the parties hereby agree as follows:

Sec.1
Subject Matter

1.

The subject of this Agreement is the regulatory and clinical trial support for the clinical product development of a desensitization vaccine for cat dander allergy based on SPONSOR’s proprietary MAT technology in accordance but not limited to the clinical development plan as attached hereto as Attachment 1 (hereinafter referred to as "STUDY PLAN"). The STUDY PLAN describes all projects to be performed in the development that are subject of this Agreement.

2.	CRO IKFE provides its professional services as independent contract research organisation for the STUDY PLAN on behalf of SPONSOR.

3.	CLINIC will participate in the planned studies under the STUDY PLAN as agreed between IKFE and SPONSOR.

4.	LABOARATORY shall perform safety and efficacy measurements of studies under the STUDY PLAN in compliance with the standards of GLP and its accreditation by the College of American Pathologists.

5.	REGULATORY will provide regulatory support and consulting services to obtain all regulatory approvals neccessary for the conduct of the the studies under the STUDY PLAN.

6.	The parties of this Agreement shall mutually act as independent contractors. Neither party shall have the authorization to bind or act on behalf of the other party without its prior written consent.

Sec.2
Term/ Time Schedule /Termination

1.	This Agreement shall become effective and binding by March 1st 2005 upon the signatures of both parties.

2.	The time schedule for the conduct of services by IKFE shall be agreed by the parties as follows:

Task	Start Date	End Date
Regulatory Activities: Regulatory support Consultance	March 2005	Completion of the STUDY PLAN
CRO activities: e.g. Clinical trial conduct and Tracking, Data management	April 2005	Completion of the STUDY PLAN

LAB activities: Implementation of efficacy measures	Start of the first project requiring laboratory support as defined in the STUDY PLAN	Completion of the STUDY PLAN
Clinic activities: Conduct of clinical studies as investigative site	Start of the CAT-02 study in which CLINIC participates as investigator	Completion of the STUDY PLAN

4.

Sponsor shall have the right to terminate this Agreement by three (3) months prior written notice. In case of termination by Sponsor IKFE shall be entitled to demand compensation payments of 25 % of the remaining budget at the time of such termination as defined in the WORK ORDER. The WORK ORDER provides details for the conduct of a specific subproject as part of the STUDY PLAN (e.g. study CAT-001, study CAT-002, or regulatory consultance) (see also sect. 6).

5.

The right of either party to immediately terminate this Agreement by written notice by cause shall remain unaffected. Such cause shall be: but not limited to - (a) the respective regulatory body recommends to finish the clinical development program or (b) one party breaches its main obligation under this agreement and does not rectify such infringement within thirty (30) days after the receipt of a written demand letter sent from the other party.

6.	In the event that SPONSOR will be in arrears with payment IKFE shall be entitled to stop further services in the study.

7.	After the termination of this Agreement, each and any party is obliged to fulfil its obligations which have already become due prior to the date of termination.

Sec.3
Scope of CRO IKFE Services

1.	CRO IKFE assures that its Standard Operating Procedures ("SOP") meet the GCP standards.

2.

CRO IKFE shall prepare, manage and conduct the STUDY PLAN according to all applicable laws, regulations, to each current applicable common standards as defined for by the conventions “the revised Declaration of Helsinki” and the “Guidelines on Good Clinical Practice ("GCP") Act”. These shall abide at least to its own SOPs. CRO IKFE shall be liable for the conduct of its obligations hereunder by its employees and by its appointed clinical research associates ("CRA") and by any third party retained by CRO IKFE.

3.

CRO IKFE shall ensure that timelines and cost estimate are met, quality objectives are achieved and on-going communications with SPONSOR are maintained. In the event of changes of time schedule and agreed amount of costs, CRO IKFE is obliged to inform SPONSOR timely in written form. In the case of increase of cost budget, CRO IKFE shall provide SPONSOR with its cost estimate before CRO IKFE fulfils its services and shall request the SPONSOR to accept each additional cost estimate in writing.

4.

CRO IKFE shall take care of the preparation of study documents, such as case report forms ("CRF"), patient informations and other study related documents needed for regulatory approval as set forth in the appropriate regulatory guidelines for conduct of clinical studies..

5.

WORK ORDERS including budgets and time lines will be prepared for each clinical research project of the STUDY PLAN. CRO IKFE shall conduct all studies as agreed in separate budget sheets for each budget in compliance with all items given therein.

6.	CRO IKFE shall be liable for its employees, CRAs, and other third parties appointed for the execution of services by CRO IKFE in connection with the STUDY PLAN.

7.

SPONSOR and CRO IKFE will recruit clinical investigator(s). CRO IKFE shall take care that such recruited clinical investigator(s) will also conduct their work in accordance with all applicable laws and regulations, with commonly accepted conventions such as the Revised Declaration of Helsinki as well as with the GCP- guidelines in each current applicable version. In case of non-compliance CRO IKFE will inform SPONSOR immediately in writing about this situation together with the planned corrective measures.

8.

CRO IKFE will on behalf of SPONSOR prepare necessary and appropriate documentation for submission to the appropriate regulatory authority and IEC to obtain all necessary approvals for conducting the STUDY PLAN as part of the REGULATORY work. CRO IKFE shall set up

	(i)	the Study Master Files according to the applicable SOPs
	(ii)	obtain all relevant "critical" documents for the trials
	(iii)	design an appropriate Critical Documents Receipt List as a supporting instrument for the CRAs
	(iv)	review, approve or reject all incoming investigator documents according to GCP and individual requirements as demanded by CRO IKFE file maintenance.
	(v)	proper filing of all incoming papers (investigator documents, site visit reports etc.) and file audits to assure the completeness of the documents and to identify missing documents.

9.	CRO IKFE shall provide SPONSOR with each and every documentation in timely order to meet with the time schedule as set forth under the STUDY PLAN and the WORK ORDERS.

10.

Initial approvals by the Ethics Committee and each subsequent approval to be granted by the Ethics Committee shall be submitted by CRO IKFE. CRO IKFE on behalf of SPONSOR will also take care for Ethics Committee interactions such as finalization of the informed consent form and patient inform sheet, document compilation and submission and necessary study updates.

11.	REGULATORY on behalf of SPONSOR will prepare and provide CRO IKFE with regulatory and IEC - documents.

12.

CRO IKFE shall appoint its Project Manager for the STUDY PLAN who shall be the primary contact at CRO IKFE for the term of the STUDY PLAN and shall inform SPONSOR about the name and contacting address of the Project Manager. However, CRO IKFE shall be solely responsible to set- up and develop project management tools
  develop and maintain project plans and ensure that milestones are met ensure that investigator trainings takes place
  proactively identify and resolve critical issues
  prepare and track detailed timelines to meet the time schedule ensure appropriate and continuous resource allocation
  co-ordinate kick-off meeting and study-specific project team-meetings, if any oversee the generation of monitoring guidelines and study manuals to ensure consistency of work across the study maintain project working file
  ensure effective communication and distribution of project information between departments render periodic status reporting on a monthly basis to SPONSOR and, if any, project team in accordance with SPONSOR's requirements.

13.

CRO IKFE shall be liable for all administrative tasks arising out of or in connection with the management of the studies under the STUDY PLAN, including but not limited to the preparing of Study Master File and Trial Investigator File copying, filing, typing, etc and may appoint and/ or retain Clinical Monitoring Associates ("CMAs").

14.

Completed CRFs received from the trial centres, ancillary CRF pages, adverse event documentation, and patient-specific correspondence shall be processed and tracked by CRO IKFE. CRO IKFE shall be liable for the correct page-by-page entry of CRFs according to SDV guidelines set up in the protocol and answered data queries into a computerized tracking system.

15.

CRO IKFE shall ensure that any investigator conducting a study under the STUDY PLAN has all required qualifications and that the investigators are aware of their regulatory obligations to provide periodic progress reports to the Ethics Committee, and to obtain renewals of the protocol approval according to the requirements of the Ethics Committee. CRO IKFE shall also review with the investigators their requirement to provide SPONSOR and relevant regulatory authorities with full and open access (as permitted by local regulations) to all source documents.

16.

Should appropriate regulatory authorities or any other federal, state or local government authority conduct, or give notice of intent to conduct, an inspection at any trial centre or take any other regulatory action with respect to services provided for in this Agreement, then CRO IKFE shall without undue delay give SPONSOR notice thereof, supply all information pertinent thereto, and SPONSOR shall have the right, but not the obligation, to be present at any such inspections or regulatory action.

17.

CRO IKFE may perform interim monitoring visits to confirm that the investigators are conducting a study under the STUDY PLAN in compliance with the protocol, the GCP Guidelines and applicable regulations, and to reconfirm the continued adequacy of trial centre personnel. SPONSOR shall have the right, but not the obligation, to monitor and/or audit a study under the STUDY PLAN from time to time with respect to services of CRO IKFE provided hereunder. Upon request of SPONSOR, CRO IKFE shall assist and co-operate with SPONSOR therein. Interim monitoring visits will be performed after mutual agreement of SPONSOR and the CRO IKFE.

18.

CRO IKFE may perform during such interim monitoring visits source document verification of CRF data for accuracy and completeness and will also review source data for appropriate identification, documentation, and reporting of both serious and non-serious adverse events. CRO IKFE shall also review the regulatory binder.

19.

After each trial centre visit, CRO IKFE shall complete a written report that includes protocol violations or deviations observed, both serious and non-serious adverse events, patient screening and enrolment data, and other pertinent information. In the event of serious and/or unexpected adverse events in the course of a study under the STUDY PLAN, SPONSOR - shall be informed within a period of twenty-four (24) hours after CRO IKFE has received the information.

20.	CRO IKFE shall keep SPONSOR continuously informed on the progress of the studies under the STUDY PLAN.

21.

CRO IKFE shall contact each and any trial centre on a regular basis following trial centre initiation, in order to obtain updated status information from investigators, discuss any issues and help encourage recruitment. Written narratives or minutes of all such conversations shall be placed in the Study Master File and each respective Investigator's File.

22.

CRO IKFE shall complete monitoring, data collection and review, processing as defined herein and in the Study Protocols and as otherwise required by SPONSOR. CRO IKFE shall store copies of all data and records in accordance with all applicable provisions and regulations.

23.

CRO IKFE shall take care that all clinical laboratory tests that are to be conducted shall be appropriately approved as required at CRO IKFE and performed in accordance with the CAP and ISO requirements at LABORATORY.

24.

CRO IKFE will perform data management. This includes database design (based on Microsoft Access), database clearance and database lock two months after last patient out. CRO IKFE will be responsible for data capture, data entry, query handling, and data evaluation

Sec. 4
Scope of CLINIC

General

CLINIC will serve on an agreed basis as clinical investigative site for the CAT-02 study under the STUDY PLAN or any other clinical part of the development program if necessary and agreed.

1.

Prior to the enrollment of any subject the investigator at CLINIC is obligated to inform the patient of the nature, scope and possible consequences of the clinical trial and to obtain the informed consent of the patient in accordance to the § 40 AMG and in compliance to the above cited principles of a duly executed clinical trial. Before start of the study the positive vote of the ethical committee must be obtained in regards to the study protocol and patient informed consent. Possible amendments to the protocol are subject to approval by the ethical committee.

2.

The investigator at CLINIC has to be qualified by education, training, and experience to assume responsibility for the proper conduct of the trial, and has to provide evidence of such qualifications in an up-to-date curriculum vitae. Where applicable the investigator at CLINIC may secure necessary clinical expertise by appointing competent employees.

3.

In agreement with the SPONSOR the investigator at CLINIC may delegate the execution of this trial to a co-investigator. The co-investigator should be qualified by education, training, and experience to assume responsibility for the proper conduct of the trial, and has to provide evidence of such qualifications in an up-to-date curriculum vitae.

4.

The investigator at CLINIC affirms that he has read and understood the documents in regard to the study medication supplied by CRO IKFE including the potential risks and side effects in connection with the application of the study medication.

5.

The investigator at CLINIC will document every adverse event in the “Adverse Event” Case Report Form. As stipulated in the protocol every serious adverse event must be reported immediately to CRO IKFE. In accordance to the § 40 AMG CRO IKFE will report every “Serious Adverse Event” to the ethical committee and the appropriate regulatory authorities.

6.

The guidelines of “Good Clinical Practice (GCP)” provide for reviews in which the data collected during the study is verified with the original patient data (source data). Given the prior written consent of the patient the investigator at CLINIC agrees for this purpose, to give an authorized and bound-to-secrecy representative of CRO IKFE, SPONSOR appointed representative, consignee (Monitor) or authorized individuals of national and foreign health authorities access to patient data. The investigator at CLINIC is obligated to ensure that he himself, or one of his assigned employees is present during such a monitoring visit to review and discuss the further process of a study under the STUDY PLAN as well as to discuss any data relevant for a study under the STUDY PLAN. Additionally, the investigator at CLINIC agrees that a civil servant of the appropriate regulatory authority has the right within their bounds of responsibility to audit the investigator. Patient related data will be forwarded to CRO IKFE in anonymous form only. Prior signed informed consent of the patient is mandatory if the exceptional case might arise to forward personal data. Laboratory inspections to verify “Good Laboratory Practice” can also take place.

CLINIC furthermore agrees at all times:

1.	To collect and process Trial Data in accordance with the provisions of this Agreement or as otherwise instructed by the SPONSOR from time to time;

2.	To ensure that it does not collect any data relating to individuals other than the categories of data specified in the Protocol;

3.	To collect and process Trial Data solely for the purposes of the Trial and in the manner specified in the Protocol and not further to process such data in any other manner;

4.	To ensure that all Trial Data are accurate and, where necessary, kept up to date and to use best efforts to ensure that Trial Data which are inaccurate or incomplete are erased or rectified;

5.

To ensure that the technical and organizational measures specified in the Protocol are taken to protect Trial Data against accidental or unlawful destruction or accidental loss or damage, alteration, unauthorized disclosure or access and against all other unauthorized disclosure or access and against all other unauthorized or unlawful forms of processing.

Sec. 5
Scope of LABORATORY

LABORATORY will provide the services (“Services”) more specifically described in a project plan entitled “WORK ORDER” for each of the clinical projects defined in the STUDY PLAN.

LABORATORY will perform the Services in accordance with generally accepted professional standards, including but not limited to, the current state of the laboratory art as well as standards designated by SPONSOR. LABORATORY will comply with national, state and local laws, regulations and standards as considered to be applicable to the Services. LABORATORY will appoint a Quality Assurance Monitor for the Services who shall monitor the Services for conformance to applicable government regulations and standard operating procedures.

LABORATORY will use the same test methodology for the duration of the STUDY PLAN. If LABORATORY releases new methodology, it shall notify SPONSOR. SPONSOR, at its option, may accept the use of the new methodology provided LABORATORY shall not institute the new methodology until its use is approved in writing by SPONSOR.

LABORATORY shall retain all specimens for the duration of the STUDY PLAN. Specimens can not be discarded by LABORATORY without SPONSOR’s written permission at any time

LABORATORY will provide the results to SPONSOR, CLINIC, REGULATORY and CRO IKFE after measurements.
[X] By hard copy spreadsheet at completion of all analyses
[X] Electronically by spreadsheet at completion of all analyses
[X] By spreadsheet on CD at completion of all analyses

Sec. 6
Scope of REGULATORY

REGULATORY shall assist and support Sponsor in the performance of all work related to the regulatory requirements related to the STUDY PLAN.

This includes, but is not limited to:

-	preparation of regulatory documents
-	participation in meetings with regulatory agencies
-	performance of audits
-	presentations at company meetings and presentations to the financial community

Payments for this activity will be clarified in the WORK ORDER“Regulatory Support”

Sec. 6
Description of a WORK ORDER

Each WORK ORDER shall contain a general description of the work to be performed (e.g. study synopsis) and the start date and duration of a project. In case of a clinical study project, the following information will be provided in the WORK ORDER

  Definition and budget for pre-study activities including but not limited to: protocol preparation, study document preparation, submission to IRBs and authorities, patient insurance, investigator selection and pre-study visits, laboratory kit preparation, start-up visits

  Definition and budget for study activities including but not limited to: investigator fees, patient fees, laboratory fees, shipments, monitoring, device and study material costs

  Definition and budget for post-study activities including but not limited to: data management, data base creation, data analysis, statistical report, final study report, publications and abstracts for scientific meetings

Sec. 7
Data maintenance and Reporting:

CRO IKFE and IKFE management shall keep and maintain the complete clinical development data base and shall act on behalf of SPONSOR and in representation of SPONSOR as communication partner for all clinical and regulatory issues related to the STUDY PLAN.

Sec. 8
Secrecy Obligation

1.

Both parties agree that confidential information will be exchanged bi-directionally in the course of the clinical development. They undertake to hold any and all information transmitted in conjunction with the STUDY PLAN (hereinafter the "Information") in strict confidence and to use it exclusively for the purpose of this Agreement. IKFE shall further keep the Information and any knowledge gained from or connected with the Information and the study projects in strict confidence and neither directly nor indirectly make use of them. It is agreed that all data generated during this study is the exclusive intellectual property of the SPONSOR and that disclosure of this intellectual property would be considered extremely detrimental to the business of the SPONSOR.

2.

Both parties may disclose the Information to employees onIy if it is necessary for the purpose of this Agreement; prior to the disclosure the secrecy provisions stipulated herein shall be imposed on the employees accordingly.

3.	The secrecy obligation of the parties shall not apply to

  Information which, after disclosure, becomes part of the public domain by publication or otherwise, expect directly or indirectly by breach of this Agreement by the parties;

  Information which the parties can prove to be already known or developed independently by the parties at the time of disclosure by SPONSOR;

  Information which the parties lawfully receives from a third party.

4.	The parties may disclose Information to a legally constituted authority if this is required by laws of the applicable jurisdiction or if it is necessary for the purpose of this Agreement. In such case the respective party shall inform the authority about the confidential character of the Information and about which documents made available to the authority are affected.

5.	The secrecy obligation shall be valid for an unlimited period of time.

6.	The aforementioned secrecy obligation shall apply accordingly to the Clinical Supplies or other material used in any study under the STUDY PLAN, IKFE has received from SPONSOR.

Sec. 9
Remuneration

1.

SPONSOR shall pay to IKFE fees for all services arising out of or in connection with the STUDY PLAN and performed by the involved IKFE departments pursuant to this Agreement the amounts that will be given in the WORK ORDERS. When used in the WORK ORDERS, "pass-through costs" (e.g. travel expenses, costs of external vendors) shall mean all necessary costs actually incurred by IKFE in due diligent execution of its obligations hereunder in order to expedite successful completion of the studies under the STUDY PLAN if such costs are in line with the usual market conditions within Germany.

2.

SPONSOR shall pay to the IKFE fees for all previously agreed services – if not recorded in the responsibility split contract and descript in the signed budget - arising out of or in connection with the studies under the STUDY PLAN and performed by the IKFE. These fees would be charged after written arrangement and on the basis of hourly rates, as listed in the budget.

3.

SPONSOR shall render initial payments to IKFE as defined and agreed upon in the WORK ORDER, which become due and payable upon the conclusion of the WORK ORDER and upon the submission of the respective invoice from IKFE to SPONSOR. Payments subsequent to the initial payment shall become due upon the submission of each respective monthly invoice and shall be based on the progress of the work and on the payment schedule as agreed in the WORK ORDERS.

4.	All payments shall be made within thirty (20) days upon receipt of each respective invoice by SPONSOR from IKFE.

5.	SPONSOR and IKFE shall have to agree in writing on any increase or decrease of IKFE's fees respectively on any fees for services of CRO, CLINIC, REGULATORY and/or LABORATORY.

Sec. 10
Indemnity

1.

IKFE shall conclude an appropriate subject liability insurance on behalf of all patients participating in a study under the STUDY PLAN which will meet the requirements set forth under § 40 – 42 of the German AMG. The costs for this insurance will be covered by SPONSOR.

2.

IKFE shall indemnify, defend and hold SPONSOR, its affiliates, agents and employees safe and harmless against any and all loss, cost, claims, actions, liability and/or suits (including attorneys' fees) suffered or incurred as a result of personal injury to a patient or any third party participating in a study under the STUDY PLAN or otherwise incurred in connection with a study under the STUDY PLAN beyond the sphere of SPONSOR's liabilities.

3.

SPONSOR shall indemnify, defend and hold IKFE, its affiliates, agents, servants and employees safe and harmless against any and all loss, cost, claims, actions, liability and/or suits (including attorneys' fees) suffered and incurred as a result of personal injury to a patient participating in a study under the STUDY PLAN directly caused by the Clinical Supplies of SPONSOR in connection with the studies under the STUDY PLAN beyond the sphere of IKFE's liabilities, provided that, the applicable statutory regulations as well as the standards provided for in the generally accepted conventions as mentioned in Sec.4 para. 1 of this Agreement have been met;

  the patient in the Studies has been informed about the existence of the aforementioned insurance;

  SPONSOR has been notified promptly by IKFE of any information related to its Clinical Supplies in connection with a study under the STUDY PLAN and the injury to health;

  SPONSOR is given control over the conduct and disposition on the claim or lawsuit;

  SPONSOR receives the full support of the clinical investigator(s) and IKFE in a legal dispute outside the competent courts and during a lawsuit before competent courts.

Sec. 11
Ownership I Property Rights

All materials, documents, information and suggestions of every kind and descriptions supplied to IKFE by SPONSOR or prepared or developed by IKFE pursuant to this Agreement shall be the sole and exclusive property of SPONSOR and SPONSOR shall have the right to make whatever use if it seems desirable of any such materials, documents and information. Unless otherwise required by law or by the terms of this Agreement, all such SPONSOR property shall be returned by IKFE to SPONSOR immediately after the termination of this Agreement without any demand of SPONSOR.

Sec. 12
Patent Rights, Publication

1.	The legal situation with respect to patents of the parties possibly existing at the time of signing of this Agreement shall remain unaffected.

2.

IKFE shall ensure that all rights to its employees’ inventions, discoveries or improve-ments arising in connection with the performance of this Agreement will be fully assigned to IKFE and IKFE shall transfer all rights to SPONSOR to the effect that SPONSOR have the exclusive, transferable, unlimited, world-wide right free-of-charge and without any remuneration to the inventors to use and to exploit the invention, discovery or improvement in any way whatsoever. Patent applications will be filed in SPONSOR’s name and at its costs mentioning the persons as inventors who have made the invention(s) and have been named by IKFE in writing. IKFE will comply with all formalities and requirements necessary to obtain a patent. IKFE will assist SPONSOR to obtain patent(s) for instance by giving SPONSOR its comments and advice in connection with preparation of the specification and claims or office actions etc. In case that a granted patent concerning the invention(s) will be exploited commercially by SPONSOR, the invention(s) will be remunerated by SPONSOR according to the German employees inventions law ("Arbeitnehmererfindungsgesetz") in case of involvement of IKFE employees in the invention.

3.

To secure patent applications, in particular to establish a priority, IKFE shall ensure that all necessary documents and information, as well as the necessary declarations of the inventors will be made available to SPONSOR without delay.

4.

Upon request of SPONSOR, IKFE shall ensure that any and all applications, assignments or other instruments will be executed and any testimony will be given as SPONSOR deems necessary to apply for and obtain letters of patent in any country or to protect otherwise SPONSOR's interests therein.

5.	IKFE shall refrain from publishing any information, declaration, invention or whatsoever arising out of or in connection with the STUDY PLAN without the prior written consent of SPONSOR.

Sec. 13
Miscellaneous

1.

This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes all previous agreements as well as proposals or offers irrespective of whether oral or written, and all negotiations, conversations or discussions between the parties related to this Agreement.

2.	This Agreement shall not be assigned wholly or in part to third parties or to any legal successors by either party without the prior written consent of the other party.

3.	All notices given by either party to the other pursuant to this Agreement shall be in writing to be valid.

4.

The waiver of and relief from any breach or non-fulfilment of any term and condition of this Agreement does not constitute a waiver of and relief from any other breach or non- fulfilment of that or any other term and condition.

5.

If the fulfilment by any party hereto or any of its obligations hereunder is prevented by Force Majeure, then such party shall be excused from its obligations hereunder in as far as its obligations are affected and for so long as such prevention, restriction or interference remains in force plus a period of thirty (30) days.

6.

In the event of any provisions of this Agreement being or becoming ineffective or of any omission being discovered, the effectiveness of the remaining provisions shall not thereby be affected. In place of the ineffective provisions or for the purpose of rectifying the omission, a reasonable arrangement shall operate, being the nearest legally possible approach to that which the parties hereto desired or would have desired in consideration of the spirit and object of this Agreement had they considered such matter.

7.	Amendments to this Agreement, modifications and additional agreements, require the written form. The same applies to changes regarding the requirement of written form.

8.	The Exhibits form an integral part of this Agreement.

9.	This Agreement shall be governed and construed under the laws of the Federal Republic of Germany without any reference to the German regulations and rules on the Conflict of Laws.

10.	Place of venue in case of legal conflict shall be the place of the sewed party.

IN WITNESS WHEREOF, this Agreement shall be executed by signature of the legal representatives of each party in two counterparts in the English language, and each such counterpart shall be deemed an original hereof.

Date: 19.05.2005	Date: 02.05.2005

/s/ Martin Steiner /s/ Horst Rose	/s/ Andreas Pfützner
Geschäftsführer/CEO Geschäftsführer/COO	Managing Director
SPONSOR	IKFE GmbH

EXHIBIT 1 / STUDY PLAN